Exhibit 99.1

The DIRECTV Group Reports Third Quarter 2008 Free Cash Flow Quadruples to $332 Million

  Increase Fueled by a 24% Decline in Capital Expenditures and Higher Operating Margins

The DIRECTV Group Revenues Increase 15% to Nearly $5.0 Billion

  DIRECTV U.S. Revenues Increase 11% to $4.3 Billion; Latin America up 49% to $658 Million

The DIRECTV Group Operating Profit Before Depreciation and Amortization (OPBDA) Increases 25% to Over $1.2 Billion

  DIRECTV U.S. OPBDA Grows 16% to Over $1.0 Billion; Latin America Nearly Doubles to $208 Million

EL SEGUNDO, Calif.--(BUSINESS WIRE)--November 6, 2008--The DIRECTV Group, Inc. (NASDAQ:DTV) today reported that third quarter 2008 revenues increased 15% to $4.98 billion, operating profit before depreciation and amortization1 increased 25% to $1.25 billion and operating profit increased 16% to $658 million compared to last year’s third quarter. The DIRECTV Group reported that third quarter net income of $363 million increased 14% and earnings per share increased 22% to $0.33 compared with the same period last year.

“Our strong third quarter results are entirely consistent with DIRECTV’s top financial goals to achieve double-digit revenue growth, higher operating margins and significant cash flow growth,” said Chase Carey, president and CEO of The DIRECTV Group, Inc. “In an increasingly challenging economic and competitive environment, we’re continuing to see strong consumer demand for DIRECTV’s unique and differentiated content including its industry-leading HD, DVR and interactive services.”

Carey added, “In the U.S., solid DIRECTV subscriber growth coupled with a 6.1% increase in ARPU drove revenues up 11% to $4.3 billion. In addition, our operating margins continued to improve as we capitalized on greater efficiencies and cost controls. Most importantly, DIRECTV U.S.’ cash flow before interest and taxes grew 85% to nearly $600 million as the strong revenue and operating profit growth was combined with a 31% decline in capital expenditures. Results in Latin America were also solid as revenues grew 49% to $658 million and operating profit before depreciation and amortization nearly doubled to $208 million primarily due to continued strong subscriber and ARPU growth, particularly in Brazil, Argentina and Venezuela.”

THE DIRECTV GROUP’S OPERATIONAL REVIEW

Third Quarter Review

The DIRECTV Group’s third quarter revenues of $4.98 billion increased 15% over the same period last year principally due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America.

The DIRECTV Group Dollars in Millions except Earnings per Common Share	Three Months Ended September 30,		Nine Months Ended September 30,

	2008	2007	2008	2007
Revenues	$4,981	$4,327	$14,379	$12,370
Operating Profit Before Depreciation and Amortization(1)	1,252	1,004	3,791	3,067
Operating Profit	658	566	2,116	1,869
Net Income	363	319	1,189	1,103
Basic and Diluted Earnings Per Common Share ($)	0.33	0.27	1.05	0.91
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	279	417	805	1,159
Cash Paid for Property, Equipment and Satellites	257	289	767	893
Cash Flow Before Interest and Taxes(2)	619	315	1,954	968
Free Cash Flow(3)	332	82	1,249	592

Operating profit before depreciation and amortization increased 25% to $1.25 billion primarily due to the gross profit associated with the higher revenues discussed above, partially offset by higher subscriber acquisition and general and administrative costs. Subscriber acquisition costs increased mostly due to higher sales and marketing expenses related to the acquisition of higher quality and advanced product customers at DIRECTV U.S. Increased general and administrative expenses were primarily due to currency related transaction fees at DIRECTV Latin America and settlement of litigation at DIRECTV U.S. Operating profit increased 16% to $658 million primarily due to the higher OPBDA, partially offset by higher depreciation and amortization associated with the capitalization of customer equipment under the DIRECTV U.S. lease program implemented in March 2006.

Net income increased 14% to $363 million compared with the third quarter of last year as the higher operating profit was partially offset by higher net interest expense primarily associated with an increase in average net debt. Earnings per share increased 22% to $0.33 driven by the higher net income and a reduction in shares outstanding due to share repurchase programs.

Cash flow before interest and taxes2 nearly doubled to $619 million and free cash flow3 quadrupled to $332 million compared to the third quarter of 2007 primarily due to the higher OPBDA as well as lower capital expenditures mostly driven by reduced set-top box costs and an increase in the use of refurbished set-top boxes. These improvements were partially offset by higher use of cash for working capital. The period also included cash paid of $1.05 billion for share repurchases and $102 million for transactions related to two DIRECTV U.S. Home Service Providers.

Year-to-Date Review

The DIRECTV Group’s nine month revenues of $14.38 billion increased 16% over the same period last year principally due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America.

Operating profit before depreciation and amortization increased 24% to $3.79 billion primarily due to the gross profit associated with the higher revenues discussed above, partially offset by higher subscriber acquisition and upgrade costs at DIRECTV U.S., as well as increased general and administrative expenses at both DIRECTV U.S. and DIRECTV Latin America. The higher subscriber acquisition and upgrade costs were driven by increased sales and marketing expenses related to the acquisition of higher quality and advanced product customers. General and administrative expenses were higher primarily due to currency related transaction fees at DIRECTV Latin America, a $14 million charge for costs associated with the transition of services from a DIRECTV U.S. Home Service Provider that ceased operations, settlement of litigation at DIRECTV U.S. and a $25 million one-time gain booked in 2007 related to hurricane insurance claims at DIRECTV U.S.

Operating profit increased 13% to $2.12 billion primarily due to the higher OPBDA, partially offset by higher depreciation and amortization primarily associated with the capitalization of customer equipment under the DIRECTV U.S. lease program implemented in March 2006.

Net income climbed 8% to $1.19 billion compared with the first nine months of last year as the higher operating profit was partially offset by higher net interest expense primarily associated with an increase in average net debt and a decrease in average cash balances. Earnings per share increased 15% to $1.05 driven by the higher net income and a reduction in shares outstanding due to share repurchases.

Cash flow before interest and taxes and free cash flow more than doubled to $1.95 billion and $1.25 billion, respectively, compared to the first nine months of 2007 primarily due to the higher OPBDA, lower capital expenditures driven by lower set-top box costs, reduced infrastructure costs related to expanding HD channel capacity, an increase in the use of refurbished set-top boxes, and a $32 million dividend received from Sky Mexico. These improvements were partially offset by higher use of cash for working capital. Also impacting free cash flow were higher income tax payments in 2008 primarily due to an increase in earnings before tax and a higher cash tax rate associated with the utilization of net operating losses and tax credit carry forwards in 2007.

The first nine months of 2008 also included cash paid for share repurchases of $1.79 billion, a capital contribution of $160 million received at the close of the Liberty Media and News Corporation transaction, $102 million in payments for transactions related to two DIRECTV U.S. Home Service Providers, as well as a $2.5 billion debt financing comprised of $1.5 billion in 7 5/8% senior notes due 2016 and $1.0 billion of incremental floating rate term loans under an existing senior secured credit facility. The net proceeds of these financings are available for general corporate purposes and to fund the remainder of DIRECTV’s $3 billion share repurchase program announced in May 2008.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Third Quarter Review

Net subscriber additions of 156,000 were lower than last year’s third quarter primarily due to a slight decline in gross additions and a monthly churn rate of 1.64%. The decline in gross additions to 1,002,000 was mainly due to the end of the previous AT&T distribution agreement in the former BellSouth territories on April 1, 2008. The increase in churn was principally due to a more challenging economic and competitive environment. DIRECTV U.S. ended the quarter with 17.32 million subscribers, an increase of 5% over the 16.56 million subscribers reported on September 30, 2007.

In the quarter, DIRECTV U.S. revenues increased 11% to $4.32 billion due to strong ARPU growth and the larger subscriber base. ARPU of $83.59 increased 6.1% principally due to programming package price increases as well as higher HD and DVR service fees.

	Three Months		Nine Months
DIRECTV U.S.	Ended September 30,		Ended September 30,
Dollars in Millions except ARPU	2008	2007	2008	2007
Revenue	$4,324	$3,885	$12,569	$11,150
Average Monthly Revenue per Subscriber (ARPU) ($)	83.59	78.79	81.73	76.22
Operating Profit Before Depreciation and Amortization(1)	1,060	916	3,335	2,847
Operating Profit	532	538	1,842	1,826
Cash Flow Before Interest and Taxes(2)	598	324	1,819	974
Free Cash Flow(3)	361	34	1,090	248
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,002	1,032	2,860	2,861
Average Monthly Subscriber Churn	1.64%	1.61%	1.50%	1.54%
Net Subscriber Additions	156	240	560	603
Cumulative Subscribers	17,320	16,556	17,320	16,556

Third quarter 2008 OPBDA increased 16% to $1.06 billion primarily due to the gross profit on the increased revenues, partially offset by higher subscriber acquisition costs mostly due to an increase in sales and marketing expenses related to the acquisition of higher quality and advanced product customers. Also impacting the comparison was higher general and administrative expenses in part due to settlement of litigation. Operating profit in the quarter was down 1% to $532 million as the higher OPBDA was more than offset by increased depreciation expense primarily associated with the capitalization of set-top boxes under the lease program which began in March 2006.

DIRECTV Latin America Segment

The DIRECTV Group owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America, had approximately 1.73 million subscribers as of September 30, 2008 bringing the total subscribers in the region to 5.46 million.

Third Quarter Review

In the third quarter of 2008, DIRECTV Latin America’s gross subscriber additions increased 9% however, net additions declined to 79,000 primarily due to higher monthly churn of 2.13%. The increase in churn was primarily due to a 57,000 downward subscriber adjustment in Sky Brazil as a result of the inconsistent application of churn policies in previous periods. Excluding the adjustment, average monthly churn would have been 1.60% compared to 1.41% in last year’s third quarter due to higher subscriber disconnects in PanAmericana related to its prepaid business, competition and faster growth. The total number of DIRECTV subscribers in Latin America as of September 30, 2008 increased 21% to 3.73 million compared to 3.09 million as of September 30, 2007.

Revenues for DIRECTV Latin America increased 49% to $658 million in the quarter principally due to strong subscriber and ARPU growth. ARPU increased 21.5% to $59.32 primarily due to favorable exchange rates in Brazil as well as strong ARPU growth in the region, particularly in Argentina, Venezuela and Brazil. DIRECTV Latin America’s third quarter 2008 OPBDA of $208 million was nearly double last year’s results and operating profit more than tripled to $142 million primarily due to the gross profit generated from the higher revenues. These improvements were partially offset by higher general and administrative expenses primarily due to currency related transaction fees in Venezuela.

	Three Months		Nine Months
DIRECTV Latin America	Ended September 30,		Ended September 30,
Dollars in Millions except ARPU	2008	2007	2008	2007
Revenue	$658	$442	$1,811	$1,220
Average Monthly Revenue per Subscriber (ARPU) ($)	59.32	48.84	56.88	46.98
Operating Profit Before Depreciation and Amortization(1)	208	105	507	280
Operating Profit	142	46	322	103
Cash Flow Before Interest and Taxes(2)	50	24	218	105
Free Cash Flow(3)	12	9	113	74
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	315	289	1,052	753
Average Monthly Subscriber Churn	2.13%	1.41%	1.85%	1.40%
Net Subscriber Additions	79	161	463	390
Cumulative Subscribers	3,734	3,092	3,734	3,092

CONFERENCE CALL INFORMATION

A live webcast of The DIRECTV Group’s third quarter 2008 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today, November 6, 2008, and will be archived on our website at www.directv.com/investor. Access to the earnings call is also available in the United States by dialing 866-409-1555 and internationally by dialing 913-312-0400. The confirmation code is 4608782.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group’s and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2007 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 8,000 subscribers in Central America to Sky Mexico in the first nine months of 2008 and 9,000 in the first nine months of 2007. Cumulative subscriber totals for 2007 and 2008 include a reduction for the migration of these subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

The DIRECTV Group (NASDAQ:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 17.3 million customers in the United States and over 5.5 million customers in Latin America.

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$4,981	$4,327	$14,379	$12,370

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,072	1,829	5,894	5,124
Subscriber service expenses	339	317	952	925
Broadcast operations expenses	97	83	276	239
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	624	547	1,780	1,514
Upgrade and retention costs	268	272	745	703
General and administrative expenses	329	275	941	798
Depreciation and amortization expense	594	438	1,675	1,198
Total operating costs and expenses	4,323	3,761	12,263	10,501

Operating profit	658	566	2,116	1,869

Interest income	27	25	64	96
Interest expense	(103)	(61)	(248)	(176)
Other, net	11	10	29	27

Income from continuing operations before income taxes and minority interests	593	540	1,961	1,816

Income tax expense	(195)	(220)	(712)	(723)
Minority interests in net earnings of subsidiaries	(35)	(1)	(60)	(7)

Income from continuing operations	363	319	1,189	1,086

Income from discontinued operations, net of taxes	-	-	-	17

Net income	$363	$319	$1,189	$1,103

Basic and diluted earnings per common share:
Income from continuing operations	$0.33	$0.27	$1.05	$0.90
Income from discontinued operations, net of taxes	-	-	-	0.01
Basic and diluted earnings per common share	$0.33	$0.27	$1.05	$0.91

Weighted average number of common shares outstanding (in millions)
Basic	1,106	1,182	1,131	1,209
Diluted	1,111	1,190	1,136	1,217

THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$2,988	$1,083
Accounts receivable, net of allowances of $60 and $56	1,387	1,535
Inventories	247	193
Deferred income taxes	85	90
Prepaid expenses and other	315	245

Total current assets	5,022	3,146
Satellites, net	2,515	2,026
Property and equipment, net	4,044	3,807
Goodwill	3,786	3,669
Intangible assets, net	1,275	1,577
Investments and other assets	873	838

Total assets	$17,515	$15,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,802	$3,032
Unearned subscriber revenues and deferred credits	490	354
Current portion of long-term debt	95	48

Total current liabilities	3,387	3,434
Long-term debt	5,755	3,347
Deferred income taxes	613	567
Other liabilities and deferred credits	1,764	1,402
Commitments and contingencies
Minority interest	71	11
Stockholders' equity	5,925	6,302

Total liabilities and stockholders' equity	$17,515	$15,063

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$1,189	$1,103
Income from discontinued operations, net of taxes	-	(17)
Income from continuing operations	1,189	1,086
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,675	1,198
Amortization of deferred revenues and deferred credits	(75)	(69)
Dividends received	35	-
Deferred income taxes	101	389
Other	91	32
Change in other operating assets and liabilities:
Accounts receivable, net	137	(38)
Inventories	(37)	(56)
Prepaid expenses and other	(70)	(97)
Accounts payable and accrued liabilities	(412)	(2)
Unearned subscriber revenue and deferred credits	136	193
Other, net	51	8
Net cash provided by operating activities	2,821	2,644
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,480)	(1,903)
Cash paid for satellites	(92)	(149)
Investment in companies, net of cash acquired	(203)	(339)
Purchase of short-term investments	-	(588)
Sale of short-term investments	-	748
Other, net	37	48
Net cash used in investing activities	(1,738)	(2,183)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,490	-
Debt issuance costs	(19)	-
Repayment of long-term debt	(35)	(218)
Net increase in short-term borrowings	-	2
Repayment of other long-term obligations	(92)	(97)
Capital contribution	160	-
Common shares repurchased and retired	(1,790)	(1,546)
Stock options exercised	100	84
Excess tax benefit from share-based compensation	8	6
Net cash provided by (used in) financing activities	822	(1,769)
Net increase (decrease) in cash and cash equivalents	1,905	(1,308)
Cash and cash equivalents at beginning of the period	1,083	2,499
Cash and cash equivalents at the end of the period	$2,988	$1,191

Supplemental Cash Flow Information
Cash paid for interest	$201	$176
Cash paid for income taxes	568	296

THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
DIRECTV U.S.
Revenues	$4,324	$3,885	$12,569	$11,150
Operating profit before depreciation and amortization (1)	1,060	916	3,335	2,847
Operating profit before depreciation and amortization margin (1)	24.5%	23.6%	26.5%	25.5%
Operating profit	$532	$538	$1,842	$1,826
Operating profit margin	12.3%	13.8%	14.7%	16.4%
Depreciation and amortization	$528	$378	$1,493	$1,021
Capital expenditures	418	608	1,240	1,784

DIRECTV LATIN AMERICA
Revenues	$658	$442	$1,811	$1,220
Operating profit before depreciation and amortization (1)	208	105	507	280
Operating profit before depreciation and amortization margin (1)	31.6%	23.8%	28.0%	23.0%
Operating profit	$142	$46	$322	$103
Operating profit margin	21.6%	10.4%	17.8%	8.4%
Depreciation and amortization	$66	$59	$185	$177
Capital expenditures	110	96	322	237

CORPORATE and OTHER
Revenues	$(1)	$-	$(1)	$-
Operating loss before depreciation and amortization (1)	(16)	(17)	(51)	(60)
Operating loss	(16)	(18)	(48)	(60)
Depreciation and amortization	-	1	(3)	-
Capital expenditures	8	2	10	31

TOTAL
Revenues	$4,981	$4,327	$14,379	$12,370
Operating profit before depreciation and amortization (1)	1,252	1,004	3,791	3,067
Operating profit before depreciation and amortization margin (1)	25.1%	23.2%	26.4%	24.8%
Operating profit	$658	$566	$2,116	$1,869
Operating profit margin	13.2%	13.1%	14.7%	15.1%
Depreciation and amortization	$594	$438	$1,675	$1,198
Capital expenditures	536	706	1,572	2,052

(1) See footnote 1 in the text.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$4,324	$3,885	$12,569	$11,150

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,841	1,657	5,216	4,653
Subscriber service expenses	296	291	839	852
Broadcast operations expenses	71	56	197	161
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	565	498	1,602	1,377
Upgrade and retention costs	260	268	724	691
General and administrative expenses	231	199	656	569
Depreciation and amortization expense	528	378	1,493	1,021
Total operating costs and expenses	3,792	3,347	10,727	9,324

Operating profit	532	538	1,842	1,826

Interest income	9	16	31	60
Interest expense	(94)	(56)	(222)	(162)
Other, net	1	1	2	-

Income before income taxes	448	499	1,653	1,724

Income tax expense	(182)	(198)	(653)	(682)

Net income	$266	$301	$1,000	$1,042

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$1,563	$802
Accounts receivable, netof allowances of $44 and $39	1,254	1,387
Inventories	239	187
Deferred income taxes	60	29
Prepaid expenses and other	169	142

Total current assets	3,285	2,547
Satellites, net	2,011	2,030
Property and equipment, net	3,292	3,230
Goodwill	3,188	3,032
Intangible assets, net	959	1,223
Other assets	181	235

Total assets	$12,916	$12,297

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,217	$2,548
Unearned subscriber revenues and deferred credits	441	320
Current portion of long-term debt	95	48

Total current liabilities	2,753	2,916
Long-term debt	5,755	3,347
Deferred income taxes	399	336
Other liabilities and deferred credits	825	958
Commitments and contingencies
Owner’s equity	3,184	4,740

Total liabilities and owner’s equity	$12,916	$12,297

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$1,000	$1,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,493	1,021
Amortization of deferred revenues and deferred credits	(75)	(69)
Deferred income taxes	36	114
Other	41	36
Change in other operating assets and liabilities:
Accounts receivable	139	(21)
Inventories	(35)	(58)
Prepaid expenses and other	(17)	(68)
Accounts payable and accrued liabilities	(431)	(136)
Unearned subscriber revenue and deferred credits	121	183
Other, net	58	(12)
Net cash provided by operating activities	2,330	2,032
Cash Flows From Investing Activities
Cash paid for property and equipment	(343)	(476)
Cash paid for subscriber leased equipment - subscriber acquisitions	(432)	(580)
Cash paid for subscriber leased equipment - upgrade and retention	(373)	(579)
Cash paid for satellites	(92)	(149)
Investment in companies, net of cash acquired	(97)	-
Other	4	(3)
Net cash used in investing activities	(1,333)	(1,787)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,490	-
Debt issuance costs	(19)	-
Repayment of long-term debt	(35)	(8)
Repayment of other long-term obligations	(79)	(54)
Cash dividends to Parent	(2,600)	(700)
Excess tax benefit from share-based compensation	7	4
Net cash used in financing activities	(236)	(758)
Net increase (decrease) in cash and cash equivalents	761	(513)
Cash and cash equivalents at beginning of the period	802	1,356
Cash and cash equivalents at end of the period	$1,563	$843

Supplemental Cash Flow Information
Cash paid for interest	$175	$162
Cash paid for income taxes	585	624

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

The DIRECTV Group
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit(a)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Millions)

Operating Profit Before Depreciation and Amortization	$1,252	$1,004	$3,791	$3,067
Subtract: Depreciation and amortization expense	594	438	1,675	1,198
Operating Profit	$658	$566	$2,116	$1,869

(a) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which is expected to be filed with the SEC in November 2008.

The DIRECTV Group
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$619	$315	$1,954	$968
Adjustments:
Cash paid for interest	(77)	(63)	(201)	(176)
Interest income	27	25	64	96
Income taxes paid	(237)	(195)	(568)	(296)
Subtotal - Free Cash Flow	332	82	1,249	592
Add Cash Paid For:
Property and equipment	521	669	1,480	1,903
Satellites	15	37	92	149
Net Cash Provided by Operating Activities	$868	$788	$2,821	$2,644
DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$50	$24	$218	$105
Adjustments:
Cash paid for interest	(10)	(7)	(29)	(21)
Interest income	7	5	18	14
Income taxes paid	(35)	(13)	(94)	(24)
Subtotal - Free Cash Flow	12	9	113	74
Add Cash Paid For:
Property and equipment	110	96	322	237
Net Cash Provided by Operating Activities	$122	$105	$435	$311

(2) and (3) - See footnotes in the text of this earnings release.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin(b) to Operating Profit
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Millions)

Operating Profit	$532	$538	$1,842	$1,826
Adjustments:
Subscriber acquisition costs (expensed)	565	498	1,602	1,377
Depreciation and amortization expense	528	378	1,493	1,021
Cash paid for subscriber leased equipment - upgrade and retention	(128)	(197)	(373)	(579)
Pre-SAC margin(b)	$1,497	$1,217	$4,564	$3,645
Pre-SAC margin as a percentage of revenue(b)	34.6%	31.3%	36.3%	32.7%
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$598	$324	$1,819	$974
Adjustments:
Cash paid for interest	(68)	(58)	(175)	(162)
Interest income	9	16	31	60
Income taxes paid	(178)	(248)	(585)	(624)
Subtotal - Free Cash Flow	361	34	1,090	248
Add Cash Paid For:
Property and equipment	124	154	343	476
Subscriber leased equipment - subscriber acquisitions	151	220	432	580
Subscriber leased equipment - upgrade and retention	128	197	373	579
Satellites	15	37	92	149
Net Cash Provided by Operating Activities	$779	$642	$2,330	$2,032

(2) and (3) - See footnotes in the text of this earnings release.

(b) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies.  The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in Millions, Except SAC Amounts)

Subscriber acquisition costs (expensed)	$565	$498	$1,602	$1,377
Cash paid for subscriber leased equipment - subscriber acquisitions	151	220	432	580
Total acquisition costs	$716	$718	$2,034	$1,957
Gross subscriber additions (000's)	1,002	1,032	2,860	2,861
Average subscriber acquisition costs-per subscriber (SAC)	$715	$696	$711	$684

CONTACT:
The DIRECTV Group, Inc.
Media Contact: Darris Gringeri, 212-462-5136
Investor Relations: 310-964-0808